Exhibit 10.33

INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), dated as of October 31, 2008, between DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a registered investment adviser organized under the laws of the State of Delaware (the “Manager”) and the client set forth on the signature page hereto (the “Client”).

W I T N E S S E T H:

WHEREAS, the Client has the authority to appoint managers to manage the funds held in its account with the Manager (the “Account”); the Client has determined to appoint the Manager to manage the Account; and the Manager has agreed to accept such responsibility;

NOW, THEREFORE, the Client and the Manager agree as follows:

1. Appointment of Manager. The Client hereby appoints the Manager as Investment Manager with respect to the Account, which Account shall consist of such sums of money and other property, or part interests therein, as shall be agreed upon by the Manager and the Client and such earnings, profits, increments and accruals thereon (less losses, deductions and withdrawals) as may occur from time to time. The Client hereby agrees that the Manager may delegate its discretionary investment, advisory and other rights, powers and functions hereunder to any of its affiliates that are banks or investment advisers registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), without further written consent of the Client, provided, however that the Manager shall always remain liable to the Client for its obligations hereunder. References herein to the Manager shall include, as the context may require, any of the Manager’s affiliates that are selected to manage assets under this Agreement. The Manager hereby accepts, on behalf of itself and on behalf of its affiliates, such appointment, provided that any affiliate of the Manager that is delegated authority under this Agreement shall accept such delegation in an agreement between the Manager and any such affiliate and acknowledge that it is a fiduciary with respect to the Account. The Client agrees the Manager will not enter into transactions for the Account until the Client, or the Custodian (as defined below), initially funds the Account with suitable assets, cash or cash substitutes, as determined by the Manager.

2. Manager Representations and Warranties. The Manager represents, warrants and agrees that it is registered as an investment adviser under the Advisers Act; and, as a result of its acceptance of the appointment as Manager, it is a fiduciary with respect to the assets of the Account for which it provides investment management services hereunder. The Manager hereby represents that this Agreement has been duly authorized, executed and delivered by the Manager and constitutes its legal, binding and valid obligation.

3. Client Representations and Warranties. The Client represents, warrants and agrees that:

(a) Investment of the Account as contemplated hereunder satisfies the funding policy and the diversification and liquidity requirements of the Client, and that the Client understands the risks involved in investing in the investments set forth in the investment policies and guidelines attached hereto as Schedule A, as the same may be amended by the Client from time to time (the “Investment Guidelines”);

DIMA Non-ERISA IMA

Separately Managed

(b) The Client has full power and authority under the provisions of the applicable instruments and legislation governing the Account to execute, deliver and perform this Agreement on behalf of itself and the Account, and the transactions contemplated by this Agreement, including but not limited to transactions in securities, futures, options, currency, forward contracts, repurchase agreements, deposits, swaps, other derivatives and any other instrument and obligation of any kind permitted by the Client in the Investment Guidelines or within the Client’s authority (“Transactions”) and any agreements which the Manager enters into on behalf of the Client with a counterparty pursuant to this Agreement are duly authorized by the Client pursuant to the Client’s policies, board resolution(s), trust agreement(s) or enabling legislation, or other supporting documents satisfactory to the Manager and any Transaction counterparty, and are in the Client’s opinion, suitable investments for the Client. When the Client enters into Transactions and any agreements which the Manager enters into on behalf of the Client with a counterparty pursuant to this Agreement, such Transactions and agreements shall be the legal, valid and binding obligations of the Client and are consistent with and permissible for the Client;

(c) No restrictions exist on the transfer, sale or other disposition of any of the assets of the Account and no option, lien, charge, security or encumbrance exists or will, due to any act or omission of the Client, exist over any of such assets;

(d) Without limitation, the transactions and agreements which the Manager enters into on behalf of the Client with a counterparty pursuant to this Agreement will not violate the constituent documents of, any law, rule, regulation, order or judgment binding on the Client, or any contractual restriction binding on or affecting the Client or its properties and no governmental or other notice or consent is required in connection with the execution, delivery or performance of this Agreement or of any agreements governing or relating to such obligations;

(e) The Client has provided to the Manager all documentation regulating the Account including, but not limited to, a certified copy of the resolution of the Client or other documentation evidencing appropriate action to effect the appointment of the Manager and such further documentation that the Manager may reasonably request in furtherance of its obligations hereunder. In addition, the Client will furnish the Manager with copies of any amendments to or modifications of any such statute, document, opinion or other instrument as shall be executed from time to time;

(f) The Manager may include the name of the Client on any representative client list;

(g) The Client is a Qualified Institutional Buyer (“QIB”), as such term is defined in Rule 144A(a)(l)(i) of the Securities Act of 1933, as amended. The Client shall promptly notify the Manager in writing if the Client ceases to be a QIB and further agrees to provide such evidence of its status as a QIB as the Manager may reasonably request from time to time;

(h) The Client shall notify the Manager promptly following the occurrence, or if it knows or has reason to know of the occurrence or likelihood of the occurrence, of any event which causes a change in the representations and warranties under this Agreement or which (A) makes investments made pursuant to this Agreement unlawful or unsuitable for the Client or the Account; or (B) would operate to limit, suspend or terminate the authority of the Client;

(i) The Account is not subject to the terms of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor elects to be treated as subject to its terms; and

(j) The Client is not a registered investment company under the Investment Company Act of 1940, as amended (the “Company Act”).

4. Investment Discretion; Authority to Contract and Use Agents. The Manager shall invest and reinvest the assets of the Account without distinction between principal and income, in such investments and in such shares and proportions as it, in its absolute discretion, may deem advisable. In fulfilling these investment responsibilities, the Manager is authorized to bind and obligate the Account for the carrying out of contracts, arrangements, or transactions entered into by the Manager on the Account’s behalf, and to employ or use broker-dealers, banks or other agents that it may select, including its affiliates, domestic or foreign.

Notwithstanding anything to the contrary in the foregoing paragraph, the Manager shall discharge the foregoing powers and discretions in accordance with the Investment Guidelines. The Manager shall not be responsible for the establishment of any such policies and, in implementing such policies and exercising its authority hereunder, the Manager shall be responsible solely for the investment and reinvestment of assets in the Account and shall have no duty to inquire into or review the management or investment of any other assets of the Client.

Unless otherwise agreed upon, the Investment Guidelines shall be applied at the time of an investment’s purchase. In the event that the Account, or any investment of the Account, exceeds or otherwise fails to comply with the Investment Guidelines as a result of changes in market conditions, the Manager shall promptly notify the Client and take such corrective action, in its sole discretion, as it deems advisable.

Except to the extent otherwise directed by the Client, the Manager shall be responsible for voting all proxies that are solicited with respect to the Account and shall keep such records as may from time to time be required. The Manager shall also be responsible for giving or withholding all security holder consents or authorizations and making all elections in connection with any mergers, acquisitions, tender offers, bankruptcy proceeding or similar matters which may affect the Account. All proxies will be voted and elections made in accordance with the Manager’s written policy in effect from time to time, receipt of which the Client hereby acknowledges. The Client shall instruct the Custodian to forward promptly to the Manager receipt of such communications, and shall instruct the Custodian to follow the Manager’s instructions concerning the same. The Manager shall not be responsible for voting proxies or for responding to any shareholder actions not timely received by the Manager. The Manager will make available to the Client information concerning the voting of proxies and shareholder actions as required by law or reasonably requested by the Client.

5. Custody and Safekeeping. The Client has designated a custodian for the Account (the “Custodian”) and has informed the Manager of the appointment of the Custodian and has directed the Custodian to take instructions from the Manager. The Custodian is a qualified custodian as defined in Section 206(4)-2 of the Advisers Act. Except as provided in Section 7, exclusive responsibility for the custody and safekeeping of the assets constituting the Account shall remain with the Custodian. The Manager shall provide the Custodian with such documents and information, including certification of the Manager’s duly authorized representatives, as the Custodian may reasonably request. All directions given by the Manager to the Custodian shall be in writing, and signed by an authorized representative of the Manager; provided, however, that the Custodian may accept oral directions from the Manager, subject to confirmation in writing. To the extent that the Custodian selected by the Client uses an affiliate of the Manager as a local subcustodian, the Client hereby consents to any transaction effected as a service with such local subcustodian necessary to invest and hold assets in such local market, on the same terms and conditions as other similarly situated non-affiliated clients of such Custodian.

6. Financial Futures, Options on Financial Futures, and Foreign Exchange. To the extent Client’s trust agreement, board resolution, enabling legislation or other supporting documents evidence that such Transactions are permitted for the Client and to the extent set forth in the Investment Guidelines, the Manager may purchase and sell exchange-traded financial futures contracts, options on futures contracts, and options. The Manager may open futures and options accounts and execute futures and options account agreements. In connection with the Client’s establishment of a futures customer account and execution of a futures customer agreement, the Manager is authorized to disclose the amount of the Client’s assets under management from time to time as may be required by one or more futures commission merchants or other transaction counterparties (“Brokers”), or as required by regulatory authorities. The Manager may direct the Custodian to pledge or deposit assets of the Account with one or more Brokers, and direct such Brokers in the course or in connection with investment of such assets in satisfaction of exchange related margin requirements and other related payments required by the terms of the agreements between the Client and such Brokers. The Client hereby agrees and acknowledges that to the extent permitted under applicable law, foreign exchange transactions may be executed with affiliates of the Manager.

7. Investments. Until otherwise directed by the Client, the assets in the Account shall be invested in accordance with the Investment Guidelines; provided, however, that the Manager may maintain any part of the Account uninvested in cash pending investment or distribution, or otherwise as it shall deem reasonable and prudent, and such cash balances may be invested, to the extent practicable, in short term investment funds maintained by the Manager or a third party for which a description shall be provided to the Client (collectively, the “Investment Funds”). The Client acknowledges receipt of the applicable prospectuses for the Investment Funds (“Descriptions”) as in effect on the date of this Agreement and any other documents or information deemed relevant to the Client’s decision to permit the investment of the Account in specific Investment Funds.

8. Affiliated Deposits. The Client hereby approves the use of deposits of Deutsche Bank AG or an affiliate.

9. Affiliated Mutual Funds and Other Pooled Funds. The Client hereby acknowledges and agrees that from time to time, the Manager may invest Account assets in collective investment vehicles managed by the Manager or an affiliate, including but not limited to open or closed-end mutual funds, whether or not registered under the Company Act, registered with any foreign regulatory authority, or any other pooled vehicle, including but not limited to unit trusts, business trusts, limited partnerships or limited liability companies.

10. Affiliated Brokerage. To the extent permitted by law, the Client hereby authorizes Manager to effect agency transactions and agency cross-transactions through affiliated broker-dealers and the Client acknowledges that the Manager, in effecting or executing agency cross transactions, will have potentially conflicting divisions of loyalties and responsibilities regarding the parties to the transactions. The Client represents and warrants that any entity or person associated with the Client or the Manager that to the extent that the affiliate executing or effecting the transaction is a member of a national securities exchange, it is authorized to effect any transaction permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder on such exchange for the Account, and the Client consents to the retention of compensation for such transactions.

11. Affiliated Underwritings. The Client hereby approves the purchase of securities in a public offering or a Rule 144A offering where an affiliate of the Manager is a member or a manager of the syndicate and/or the trustee of the underlying assets of the security.

12. Non-Exclusivity of Services; Aggregation of Orders. The services of the Manager are not exclusive. The Manager and its affiliates will perform investment advisory and portfolio management services for various other clients and it is agreed that the Manager may give advice and take action with respect to such other funds and other clients or for its own account or for the account of any of its affiliates or for the accounts of any of their clients (collectively, “Other Accounts”) which may differ from the advice or the timing or nature of action taken with respect to the Account or the Investment Funds. Furthermore, the Manager shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Account or the Investment Funds any security or instrument which the Manager or an affiliate may purchase or sell for Other Accounts. The Manager may aggregate orders for the Account and for the Investment Funds with orders for Other Accounts.

13. Manager’s Affiliates. Affiliates of the Manager may be dealers in equity and debt securities, and from time to time may be underwriters or dealers of securities that may be bought for, held in, or sold from the Account or the Investment Funds. With respect to each such instance, the Manager represents that all transactions that are effected for the Account or the Investment Funds will be made solely in furtherance of their respective investment goals, and the fact that the Manager’s affiliate is acting as an underwriter or dealer will not be a factor in the investment decision. In this regard, the Client understands that the Manager is part of a worldwide, full service investment banking, broker-dealer, asset management organization, and as such, the Manager and its affiliates (the “Firm”) and their managing directors, directors, officers and employees (“Personnel”) may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held by the Manager for the Account. The Firm may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held in the Account, and the Firm may issue, or be engaged as underwriter for the issuer of, instruments that the Account may purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Client. The Firm and Personnel may act in a proprietary capacity with long or short positions, in instruments of all types, including those that the Account may purchase, sell, or hold. Such activities could affect the prices and availability of the securities and instruments that the Manager seeks to buy or sell for the Account, which could adversely impact the performance of the Account. Personnel may serve as directors of companies the securities of which the Account may purchase, sell, or hold. The Firm and Personnel may give advice, and take action, with respect to any of the Firm’s clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Manager’s advisory accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than for the Account. The Firm and Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in transactions for the Account and other activities for themselves and other clients and their own accounts and the Manager’s fees as set forth in this Agreement shall not be abated thereby.

14. Brokerage and Research Services. In accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Manager may cause the Account and the Investment Funds to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to Other Accounts. These brokerage and research services may assist the Manager in rendering services to Other Accounts, and not all such services will necessarily be used in connection with the Account or a particular Investment Fund. In addition, where permitted by applicable legal and regulatory requirements, the Manager or its affiliates may execute transactions on behalf of the Account.

15. Account Statements. The Manager shall deliver to the Client periodic statements showing all investments of the Account and the net asset value of the units of participation of the Investment Funds held by the Account as of the close of business on the last business day of the relevant period, and such additional statements or reports, at such time or times, as the Client may reasonably request. Such reports shall be reviewed by the Client, and if no written objections are received by the Manager within 90 days of the rendering thereof, the report shall be deemed approved by the Client as to any matter shown therein.

16. Liability. The Manager shall not be liable for any loss to the Account arising out of any action taken or omitted by it in good faith in connection with the Account, except for its own gross negligence or willful or reckless misconduct. The Manager shall not abe liable for any expenses, losses, damages, liabilities, charges and claims of any kind or nature whatsoever (“Losses”) incurred by or threatened against the Manager as the result of any actions it takes based on instructions it receives from or on behalf of the Client or Custodian and reasonably believed by the Manager to be genuine and correct. The Manager shall not be liable for and shall be indemnified and held harmless by the Client against any Losses (including, but not limited to, reasonable counsel fees and expenses) arising out of any action taken or omitted to be taken by it, except for any Losses attributable to its own gross negligence or willful misconduct.

17. Fees. The Account shall be responsible for all direct expenses (including, without limitation, brokerage commissions, transfer fees, registration costs, taxes and other similar transaction costs and transaction-related fees and expenses, custody or subcustody fees) incurred pursuant to this Agreement. The compensation for all investment management services hereunder shall be determined as provided in the fee schedule, attached as Schedule C hereto, (the “Fee Schedule”). The Manager is authorized to receive such payment directly from the Client, provided that the Manager sends a copy of the invoice to the Client showing the amount of the fee, the manner of the fee calculation and the value of the Portfolio supporting the fee.

18. Confidential Information. All information and advice furnished by the Manager to the Client shall be treated as confidential by the Client and shall not be disclosed to third parties by the Client except as required by law. The Manager’s name shall not be disclosed to the public or used by the Client without the prior written approval of the Manager. All proprietary client information of the Client shall be treated as confidential by the Manager and shall not be disclosed to the public by the Manager except (i) if such information is already in, or comes into, the Manager’s possession as a result of activities unrelated to, or from sources other than, the Client, (ii) if such information is or becomes available to the public or industry sources other than as a result of disclosure by the Manager, (iii) if such disclosure is requested by or through, or related to a judicial, administrative, governmental or self-regulatory organization process, investigation, inquiry or proceeding, or otherwise required by applicable law, or (iv) in order for the Manager to carry out its responsibilities hereunder. Notwithstanding the above, and consistent with Section 6 of this Agreement, the Client authorizes disclosure by the Manager of the Client’s name to (i) Brokers and dealers (including without limitation futures commission merchants if futures are permitted by the Investment Guidelines) to facilitate the Manager’s trading activities on behalf of the Client, and (ii) consultants and prospective clients as part of a representative client list in connection with the completion of marketing materials. Moreover, the Client hereby authorizes the Manager to share information about the Client and the Client’s account (“Client Account Data”) with affiliates of the Manager (collectively with the Manager, “DeAM”) from time to time for the purpose of: (i) supervising and supporting the management of DeAM’s business relationship with the Client, (ii) allowing DeAM Management (or its duly authorized designees) to provide general support to all of DeAM’s clients globally, and/or (iii) allowing DeAM Legal and Compliance to analyze regulatory and legal risk that may impact the Client, DeAM’s other clients or DeAM. The Client is aware that as a result of such access to Client Account data, a Manager affiliate may be forced under its local law to disclose available Client information to local governmental authorities, agencies or courts.

19. Authorized Signatories. All orders, requests, certificates and instructions with respect to the Account shall be in writing and signed by an authorized person designated to sign pursuant to a Signature Authority Form in the form of Schedule D attached hereto.

20. Termination. This Agreement shall be effective until terminated by either party upon not less than 30 days’ written notice to the other. If this Agreement is terminated during any period of time for which the Manager has not been compensated, the compensation due to the Manager for such period shall be prorated to the date of termination. Final transfer of the liquidated proceeds or in-kind assets of the Account shall be made as of the date of termination, or within such period of time thereafter that may be necessitated by the withdrawal restrictions of any approved investment vehicle being used to hold assets of the Account at that date.

21. Notices. Any notice to be given pursuant to this Agreement shall be delivered or mailed by first class mail, postage prepaid, if to the Manager to Deutsche Asset Management, One Beacon Street, 14th Floor, Boston, MA 02108; Attention: Mr. Bernie Ryan, Mailstop BOS08-1102, with a copy to Legal Department, Deutsche Asset Management, 280 Park Avenue, 6th Floor, New York, NY 10017, Attention: Documentation Specialist, Mailstop NYC03-0620, and if to the Client, to the address set forth on the signature page hereto.

22. Additional Schedules. The additional schedules attached hereto shall be a part of this Agreement.

23. Assignment. No assignment of this Agreement shall be made by the Manager without the consent of the Client. For the purposes of this Agreement, the term “assignment” shall have the meaning given it by Section 202(a)(l) of the Advisers Act.

24. Entire Agreement; Amendment. This Agreement, the Schedules and the Descriptions constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement and the Schedules attached hereto and made a part hereof may be amended at any time, but only by a written instrument executed by the parties hereto; provided, however, that the Descriptions may be amended by the Manager at any time in accordance with the terms contained therein.

25. Governing Law. The laws applicable to contracts being performed in New York shall govern this Agreement (without regard to conflicts of laws provisions thereof) as the same may be amended from time to time.

26. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

27. Anti Money Laundering Provisions. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each client that opens an account. What this means for the Client: When the Client seeks to open an account, the Manager will ask for the Client name, address, Tax ID/Employer ID number, and other information that will allow the Manager to identify the Client. The Manager will also ask for legal documents that establishes the identity of the Client. The Manager also reserves the right to ask for more information on the individuals who are signatories for the account being established with the Manager. At a minimum the Manager will ask for the names of these individuals but may also ask for address, date of birth, and other information that will allow the Manager to identify the signatories. The Manager may also ask to see the signatory’s driver’s license or other identifying documents.

28. Cross-Trading. To the extent allowed by the law, the Manager may, from time to time, cause the Client to purchase investments from, or sell investments to, another client of the Manager.

29. Force Majeure. The Manager shall not be liable for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity or other acts of God.

30. Warranties of Performance. No warranty is given by the Manager as to the performance or profitability of the Account or any part of it.

31. Jury Trials. In the event of litigation in connection with this Agreement, the parties hereby waive the right to a jury trial.

32. Legal Proceedings. The Manager may, but is not required to, exercise options, conversion privileges, rights to subscribe to additional shares or other rights acquired with respect to the Account and may, but is not required to, consent to or participate in dissolutions, bankruptcies, reorganizations, consolidations, mergers, sales, leases, mortgages, transfers or other changes affecting the Account. The Manager will not advise or act for the Client in any other legal proceedings, including class actions, involving the Account or issuers of securities held by the Client or any other matter, but shall continue to monitor, and provide advice with respect to the continued holding or selling of the Account.

33. Receipt of Form ADV. The Client hereby acknowledges that it received a copy of Part II of the Manager’s Form ADV under Rule 204-3 (b) of the Investment Advisers Act of 1940 at least 48 hours prior to entering into this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 31 day of October, 2008.

MAX BERMUDA LTD.

By	/s/ COLIN JAMES
Name: COLIN JAMES
Title: CONTROLLER

Address:

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By	/s/ Barton Holl
Name: Barton Holl
Title: Managing Director

By	/s/ Greg Staples
Name: Greg Staples
Title: Managing Director

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